EXHIBIT 99.1

N E W S  R E L E A S E

Contact:	John A. Maurer
Vice President,
Treasurer and Investor Relations
Foot Locker, Inc.
(212) 720-4092

FOOT LOCKER, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

•	Earnings Per Share of $0.83, a Record Quarterly Result
•	Comparable-Store Sales Increase 9.7 Percent
•	Gross Margin Rate Increases 130 Basis Points

NEW YORK, NY, May 18, 2012 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its first quarter ended April 28, 2012.

Financial Results
Net income for the Company’s first quarter ended April 28, 2012 was $128 million, or $0.83 per share, compared with net income last year of $94 million, or $0.60 per share, an increase of 38 percent. First quarter sales increased 8.7 percent to $1,578 million, as compared with sales of $1,452 million for the corresponding prior-year period. First quarter comparable-store sales increased 9.7 percent. Excluding the effect of foreign currency fluctuations, total sales for the first quarter increased 9.8 percent.

“2012 has gotten off to an outstanding start, with our first quarter results representing the highest level of quarterly earnings in the Company’s history as an athletic business,” said Ken C. Hicks, Chairman of the Board and Chief Executive Officer of Foot Locker, Inc. “The first quarter continued our recent track record of meaningful sales and profit increases over the comparable prior-year periods. We remain focused on executing the initiatives of our updated strategic plan and objectives in order to continue to drive our strong financial performance.”

Financial Position
Merchandise inventory at the end of the first quarter was $1,146 million, which was $13 million, or 1.1 percent, lower than at the end of the same period last year.

During the first quarter of 2012, the Company repurchased 878,700 shares of its common stock for approximately $27 million under the Company’s $400 million share repurchase program which, as previously announced, its Board of Directors authorized earlier this year. At the end of the first quarter, the Company’s cash and short-term investments totaled $909 million. The Company’s total cash position, net of debt, was $774 million, a $111 million increase over the same time last year. “Our strong financial position will enable us to increase our investment in what we believe will be high-return growth opportunities, as we pursue the elevated financial goals of our updated long range plan,” stated Lauren B. Peters, Executive Vice President and Chief Financial Officer.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Store Base Update
During the first quarter, the Company opened 25 new stores, remodeled or relocated 53 stores, and closed 34 stores. As of April 28, 2012, the Company operated 3,360 stores in 23 countries in North America, Europe, Australia, and New Zealand. In addition, 36 Foot Locker franchised stores were operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (EDT) today, May 18, 2012 to discuss these results and provide comments on the current business environment and trends. This conference call may be accessed live by dialing 888-446-3850 (U.S. and Canada) or 630-691-2739 (International) using the passcode 32393768, or via the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. Please log on to the website 15 minutes prior to the call in order to download any necessary software. A replay of the call will be available via webcast from the same Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com through May 25, 2012.

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business and strategic plans effectively with regard to each of its business units, and risks associated with global product sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended April 28, 2012 and April 30, 2011
 (In millions, except per share amounts)

	First Quarter 2012	First Quarter 2011

Sales	$1,578	$1,452

Cost of sales	1,041	977
Selling, general and administrative expenses	306	298
Depreciation and amortization	29	27
Interest expense, net	1	2
Other Income, net	—	(1)

	1,377	1,303

Income before income taxes	201	149
Income tax expense	73	55

Net income	$128	$94

Diluted EPS:

Net income	$0.83	$0.60

Weighted-average diluted shares outstanding	154.3	155.7

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	April 28, 2012	April 30, 2011

Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$909	$799
Merchandise inventories	1,146	1,159
Other current assets	196	182

	2,251	2,140

Property and equipment, net	438	400
Deferred tax assets	288	297
Other assets	261	283

	$3,238	$3,120

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$357	$346
Accrued and other liabilities	278	260

	635	606

Long-term debt and obligations under capital leases	135	136
Other liabilities	255	244
SHAREHOLDERS’ EQUITY	2,213	2,134

	$3,238	$3,120

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FOOT LOCKER, INC.
Store and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	April 28, 2012	April 30, 2011	May 1, 2010

Foot Locker U.S.
Number of stores	1,100	1,139	1,162
Gross square footage	4,400	4,583	4,688
Selling square footage	2,574	2,710	2,776

Footaction
Number of stores	290	307	317
Gross square footage	1,340	1,417	1,467
Selling square footage	840	890	923

Lady Foot Locker
Number of stores	326	367	405
Gross square footage	728	815	894
Selling square footage	421	469	512

Kids Foot Locker
Number of stores	290	292	306
Gross square footage	696	698	731
Selling square footage	406	407	427

Champs Sports
Number of stores	539	539	549
Gross square footage	2,862	2,874	2,928
Selling square footage	1,878	1,907	1,944

CCS
Number of stores	22	12	3
Gross square footage	51	31	9
Selling square footage	34	20	6

Foot Locker International
Number of stores	793	764	743
Gross square footage	2,315	2,200	2,161
Selling square footage	1,167	1,119	1,095

Total Stores Operated
Number of stores	3,360	3,420	3,485
Gross square footage	12,392	12,618	12,878
Selling square footage	7,320	7,522	7,683

Total Franchised Stores
Number of stores	36	27	22
Gross square footage	87	88	78
Selling square footage	59	58	53

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